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COMMONWEALTH TELEPHONE ENTERPRISES, INC.                          Exhibit 21
LIST OF SUBSIDIARIES


                                                State of            PERCENTAGE
Name                                            Incorporation       OWNED
----                                            -------------       -----

Commonwealth Telephone Company                  PA                  100%
Commonwealth Telecom Services, Inc.             PA                  100%
Commonwealth Long Distance Company              PA                  100%
SRHC, Inc.                                      PA                  100%
TMH, Inc.                                       DE                  100%
C-TEC Cable Holdings, Inc.                      DE                  100%
epix Internet Services, Inc.                    PA                  100%
Mobile Plus, Inc.                               DE                  100%
Mobile Plus of Iowa, Inc.                       DE                  100%
Mobile Plus Services, Inc.                      PA                  100%
Mobilefone, Inc.                                PA                  100%
Mobile Plus Services of  PA, Inc.               PA                  100%
C-TEC Cellular Centre County, Inc.              PA                  100%